TECHNOLOGY TRANSFER LICENSE AGREEMENT

This License Agreement (the “Agreement”), is made effective as of day of the _13th  day of May, 2011 (the “Effective Date”), by:

Between:

SILICON SOUTH INC. (To be known as Alpha Wastewater Inc.), a Nevada, USA Public Corporation Registered extra-provincially in British Columbia and located at Suite1500-701 West Georgia Street, Vancouver, B.C.V7Y 1C6.

                                                                                                                   (“LICENSOR”)

And:

ECOfluid Systems Inc., a British Columbia, Canada Corporation, located at #209 – 5589 Byrne Road, Burnaby, B.C., and Canada. V5J 3J1.

                                                                                                                   ("LICENSEE")

WHEREAS:

A.

The Licensor is the owner of all rights, title and interest in and to a certain patent(s) and trademark(s) (the “Licensor Patent(s) and Trademark(s)”), as described in Schedule A, attached to this Agreement, which contains proprietary technology with respect to the development of wastewater treatment systems;

B.

The Licensor has purchased and acquired from the Licensee certain proprietary technology with respect to the development of wastewater treatment systems covered by the Licensor Patent(s) and Trademark(s), and desires to share such technology with Licensee, under the terms and conditions of this Agreement; and

C.

The Licensee wishes to obtain from the Licensor the licenses set forth herein with respect to the Licensor Patent(s) and Trademark(s), under the terms and conditions of this Agreement.

THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Definitions.

As used in this Agreement, the following terms shall have the following meanings:

(a)

“Patent Rights” shall mean the Licensor Patent(s) and Trademark(s), and any United States or foreign patent applications, claiming priority there from, and any patents issued thereon, and any reexaminations, divisions, renewals, substitutions,

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extensions, revisions and reissues thereof, shall include any United States or foreign patent applications filed and Improvements and any continuation or divisional patent applications filed thereon, and any patents pursued or obtained thereon.

(b)

“Technology” shall mean any process, mechanism, invention, technical data, trade secret or other know-how covered by, or related to, at least a single claim of the Patent Rights and Trademarks which Licensor or Licensee has developed or been assigned or may hereafter develop or be assigned, whether protected by registration or not. Any Technology developed by or assigned to Licensor solely or with Licensee’s participation may sometimes be referred to as “Licensor Technology.” Any Technology solely developed by or assigned to Licensee without any participation from Licensor may sometimes be referred to as “Licensee Technology”.

(c)

“Improvements” means all improvements, modifications and variations of the technology described in Licensor Patents and Trademarks;

(d)

Any Improvements developed by or assigned to Licensor solely or with Licensee’s participation may sometimes be referred to as “Licensor Improvements.” Any Improvements solely developed by or assigned to Licensee without any participation from Licensor may sometimes be referred to as “Licensee Improvements.”

(e)

 “System” shall mean a Wastewater Treatment System covered by or related to at least a single claim of the Patent Rights and Trademarks of the Technology and Improvements which are used to purify waste influent materials utilizing fluidized bed-type filtration.

(f)

 “Term” shall mean the term of this Agreement as set forth in Section 9.

(g)

“Exclusive Territory” shall mean Canada, the United States, inclusive of Hawaii and any country in Central America and the Caribbean, and any other country granted by the Licensor.

(h)

“Hard Costs” for the Systems shall mean the total price paid, excluding all taxes, duties and levies, by Licensee, Customer or any other parties, to any and all third party manufacturers, assemblers, vendors and suppliers for equipment and hardware components of each System as described in Schedule B – Included Components of the System,

(i)

“Soft Costs” shall include but not be limited to costs incurred with a third party with respect to consulting, contracting, technical support, design, implementation or similar services for the systems, or administrative, financing, legal, fees, permits, licenses, geotechnical and environmental assessments.

(j)

“Expiration of the Patent Rights” shall mean the earlier of: (i) the date on which the last United States or foreign patent in the Patent Rights expires; and (ii) the date on which the last United States or foreign patent is ruled invalid or unenforceable by a Court of competent jurisdiction.

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(k)

“New Technology” means all wastewater treatment technology developed or owned by the Licensee other than the technology described in the Licensor Patent and Trademarks.

2.

Grant of Rights.

(a)

Subject to the terms and conditions herein contained, Licensee shall, during the Term, have the exclusive, sub-license-able right (the “Exclusive License”) to manufacture, assemble, distribute, sell, lease and promote the Systems solely within the Exclusive Territory or such territory as agreed to in writing by the Licensor.

(b)

Licensee agrees that the manufacture and assembly, advertisement, promotion, sale, lease and distribution of the Systems, as well as the provision of any related services to Licensee’s customers (the “Customers”) will be performed in accordance with all applicable laws, rules and regulations, and all industry codes and standards.

(c)

Licensee shall also have a royalty-free license during the Term and in the Exclusive Territory to use a certain “USBF” trademark, described in Schedule A attached to this agreement (the “Trademark”) solely for the purposes of exercising the rights set forth in Section 2(a) above. Licensee shall acquire no right, title or interest in or to the Trademark, and all goodwill derived from the use of the Trademark shall inure solely to the benefit of Licensor. Licensee will at no time take any action in derogation of Licensor’s rights therein, including without limitation, applying to register any trademark, trade name, service mark or other designation that is confusingly similar to the Trademark. Licensee shall use the Trademark only in the form and manner and according to quality standards and with appropriate legends as prescribed from time to time by Licensor, and will not use any other trademark or service mark in combination with any other trademark except as approved by Licensor.

(d)

Licensee shall have the right to subcontract or sub-license the manufacture and/or assembly of the System in the Exclusive Territory, provided that any subcontractor or sub-licensee shall agree in writing to be fully subject to, and bound by, Licensee’s obligations under this Agreement and agree to immediately cease all development of Systems upon notice of termination or expiration of this Agreement. Notwithstanding any subcontracting or sub-licensing hereunder, Licensee shall remain primarily and completely obligated under all of the provisions of this Agreement.

(e)

Licensee shall promptly, upon completion of the sale of any System, provide Licensor a copy of each completed purchase order or other similar document used by Licensor to provide the System to the Customer. Such document shall contain, at a minimum, the date of sale, total invoice price and name of each Customer or identification of the System.

3.

Installation and Technical Support.

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Unless otherwise agreed by the parties in writing, Licensee shall be responsible for the development, configuration and installation of Systems for the Customers.

4.

Improvements; Technology.

(a)

Any Licensor Improvements or Licensor Technology shall he owned exclusively by Licensor and shall be included in the licenses granted herein. If Licensor decides, in Licensor’s sole discretion, to file any patent applications in the United States or in any other country on any such Licensor Improvements or Licensor Technology, Licensor shall advise Licensee of same.

(b)

Any Licensee Improvements or Licensee Technology shall be owned solely by Licensee; however Licensor shall have a worldwide, fully paid, royalty-free perpetual license to use and further develop the same. Licensee agrees to disclose promptly in writing to Licensor all Licensee Improvements or Licensee Technology and shall promptly advise Licensor of the filing and maintenance of any patent or application on the same.

(c)

New Technology is expressly excluded from this Agreement and, in particular but not limited to, this Section 4.

5.

Consideration.

(a)

In consideration for the licenses granted hereunder, Licensee shall pay Licensor a sales fee (“Sales Fee”) as follows:

(i)

ONE and ONE-HALF PERCENT (1.5%) of THE Licensee’s Hard Costs, as defined in Section 1(h), for each new System completed in the first year of the Term of this License Agreement;

(ii)

THREE and ONE-HALF PERCENT (3.5%) of THE Licensee’s Hard Costs, as defined in Section 1(h), for each new System completed in the second year of the Term of this License Agreement;

(iii)

FIVE PERCENT (5%) of THE Licensee’s Hard Costs, as defined in Section 1(h), for each new System completed in the third and fourth year of the Term of this License Agreement; and

(iv)

SIX PERCENT (6%) of THE Licensee’s Hard Costs, as defined in Section 1(h), for each new System completed for the balance of the Term of this License Agreement.

(v)

Current on-going and quoted to-date project (May 30, 2011) shall be excluded.

 (b)

Except as otherwise provided herein, and unless agreed otherwise at the time of the sale, Sales Fee payments for each System shall be made to the Licensor. Each Sales Fee payment shall be accompanied by a report setting forth in reasonable detail a description of the particular System and any amounts that comprise Hard Costs for such System. The above notwithstanding all Sales Fees shall become fully due and shall be paid no later than ninety (90) days from the included Component of the System on site delivery. Licensor and its representatives shall have the right not more than twice a year, at Licensor’s own cost, and with

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reasonable written notice to Licensee to examine and make copies of such portion of Licensee’s books and records and other documents relating to the Systems and the Sales Fees. Licensee shall keep all such books and records and documents available for at least two (2) years after the expiration or termination of this Agreement, and Licensor and its representatives shall have the right to examine and make copies of the same during such two (2) year period. In the event such examination discloses any deficiencies in Sales Fee payments greater than two percent (2%), the costs of the examination will he promptly paid by Licensee, along with the deficiency.

(d)

Any sums which have not been timely paid by Licensee (including Sales Fees and other sums owed to Licensor hereunder), shall accrue interest compounded daily from the original due date of each sum until the date of actual receipt of payment at the annual rate of ten percent (10%) or the maximum rate allowable by law, whichever is higher.

6.

Disclaimer of Warranties.

LICENSOR MAKES NO WARRANTY, IMPLIED OR EXPRESS, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, WITH RESPECT TO THE PATENT RIGHTS OR ANY TECHNOLOGY, IMPROVEMENTS OR SYSTEMS. LICENSOR ALSO MAKES NO EXPRESS OR IMPLIED WARRANTY, REPRESENTATION OR COVENANT THAT THE USE OR SALE OF ANY SYSTEMS OR USE OF THE PATENT RIGHTS, TECHNOLOGY OR IMPROVEMENTS WILL NOT INFRINGE ANY PATENT’, COPYRIGHT, TRADEMARK, TRADE SECRET OR OTHER RIGHT OF ANY PARTY. LICENSOR SHALL HAVE NO OBLIGATION TO INDEMNIFY LICENSEE OR ANY CUSTOMERS WITH RESPECT TO CLAIMS OF THE SAME. Licensee shall be solely responsible for any warranties that it makes to third parties with respect to any of the Systems.

7.

INDEMNIFICATION.

(a)

Licensee shall defend, indemnify and hold harmless Licensor from any and all damages, expenses and losses, including reasonable attorney fees, arising from or out of Licensee’s or its subcontractors’ development, distribution, advertising, promotion, sale or use of the Systems or provision of related services to Customers, including, without limitation, product liability, warranty obligations or breach of contract with such Customers or any act or omission that results in injury or harm to person or property, provided that Licensee has sole control and defense of such claim and Licensor provides prompt written notice of any claim of which it becomes aware and cooperates fully (at Licensee’s expense) with such defense and any settlement thereof. Notwithstanding the foregoing, such indemnification by Licensee shall not apply to any claims or actions to the extent caused by the negligence or willful misconduct of Licensor in its provision of any services under Section 3.

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(b)

Licensor shall defend, indemnify and hold harmless Licensee from any and all damages, expenses and losses, including reasonable attorney fees, to the extent arising from or out of the negligence or willful misconduct of Licensor in its provision of any services under Section 3, provided that Licensor has sole control and defense of such claim and Licensee provides prompt written notice of any claim of which it becomes aware and cooperates fully (at Licensor’s expense) with such defense and any settlement thereof.

8.

Intellectual Property Ownership; Third-Party Infringement Litigation.

(a)

Licensor is and shall remain the sole owner of the Patent Rights (as well as the Trademark(s) and any other copyright, trade secret or other intellectual property rights in the Licensor Technology and Licensor Improvements). Licensor agrees to execute any additional documents and do all things necessary or appropriate at Licensor’s sole judgment and discretion, during and after the Term of this Agreement, to vest and confirm all such rights in Licensor of any of the foregoing and to facilitate the obtaining by Licensor of any desired legal protection for any of the foregoing in any countries. Any documents or actions described in the preceding sentence shall be prepared, filed or taken at Licensor’ expense, but Licensee shall sign such documents and otherwise cooperate at no cost to Licensor.

(b)

Upon learning of a third party’s infringement of Patent Rights, Licensor Improvements or Licensor Technology, the party learning of such infringement shall inform the other party in writing of the same and shall supply the other party with evidence then available to the informing party pertaining to such infringement. Licensor shall have the sole and exclusive right to take any legal or other steps that Licensor deems appropriate in Licensor’s sole discretion with respect to any infringement outside the Exclusive Territory. If Licensor subsequently files a lawsuit for infringement against such third party, Licensor shall have the sole right to all proceeds from such prosecution. With respect to infringement solely within the Exclusive Territory, the parties shall jointly determine in good faith the course of action to be taken. Licensor shall control all litigation at its own cost.

9.

Term of Agreement.

This Agreement shall be effective as of the Effective Date and shall, unless earlier terminated as set forth herein, continue in effect until the Expiration of the Patent Rights.

10.

Termination.

(a)

This Agreement and the license granted hereby may be terminated by a party hereto by written notice to the other party upon a material breach of the terms and conditions hereof by such other party, which material breach or failure has not

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been cured within thirty (30) days after the receipt by such other party of written notice from the non-breaching party, describing such material breach in reasonable detail.

(b)

Upon expiration or termination of this Agreement for any reason except as provided in Section 11, the Licensee shall promptly pay Licensor all Sales Fees and other amounts owed by the Licensee.

11.

Insolvency of Licensor

11.1

This Agreement shall be deemed to have terminated 30 days prior to any of the following events:

(a)

the Licensor committing an act of bankruptcy;

(b)

the Licensor becoming insolvent or making an assignment for the benefit of creditors;

(c)

the dissolution or winding-up of the Licensor;

(d)

any action or order that prevents or suspends the right or ability of the Licensor to carry-on business;

(e)

the Licensor ceasing or threatening to cease carrying-on business.

12.

Purchase by Licensee

12.1

Upon the termination of this Agreement as provided in Section 11, the Licensor shall forthwith sell and the Licensee shall purchase all of the right, title and interest of the Licensor in and to the Patent Rights, the Licensor Technology, the Licensor Improvements and the System at the price of $1.00.

12.2

Concurrently with the execution of this Agreement, the Licensor and the Licensee will execute and deliver to the Licensee’s solicitor an undated Asset Sale and Purchase Agreement, Bill of Sale and such other documents as may be reasonably required to give effect to the provisions of s. 12.1 to be held in escrow by the Licensee’s solicitor on the condition that the same will be released to the Licensee only upon the happening of any of the events described in Section 11.

13.

Confidential Information.

(a)

Confidential Information is any information of a party hereto to which the other party is provided or has already been provided access hereunder that relates to the transmitting party’s business, the Patent Rights or the Technology and could reasonably be expected to be confidential such as production schedules, test data, trade secrets and the terms of this Agreement, but does not include information that:

(i)

is explicitly approved for release by the transmitting party;

(ii)

was already known by the receiving party prior to receiving the information from the transmitting party through no wrongful act on the part of the receiving party and without a known obligation of confidentiality;

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(iii)

is known or available to the general public through no fault or breach of obligation by the receiving party; or

(iv)

is required to be disclosed by law or which is reasonably required to he disclosed in order to enforce rights under the Agreement, provided that the receiving party shall, if reasonably possible, notify the other party of the intended disclosure in advance, in order to allow the other party a reasonable opportunity to seek a protective order.

(b)

Each party agrees to maintain such Confidential Information received from the other party in strict confidence, to use it only in a manner consistent with the purpose for which it was transmitted and to not disclose it to third parties except third parties who are counsel or who are employees, consultants or permitted contractors or subcontractors of the receiving party who have a need to know, have been instructed that it is proprietary information and have agreed to maintain its confidentiality. Each party agrees to take the same measures to protect the Confidential Information of the other party that it takes to protect its own information of comparable sensitivity, but in no event less than reasonable care. All materials transmitted between the parties or accessed hereunder and containing Confidential Information shall remain the property of the transmitting party and shall be returned upon reasonable request unless previously destroyed at the transmitting party’s request. Each party shall be responsible for any breach of confidentiality hereunder by any of its consultants, employees, and independent contractors and shall indemnify the other party for all damages, expenses and losses (including reasonable attorneys’ fees) arising from or related to the same.

(c)

The parties each acknowledge and agree that a breach of this Section 11 may cause irreparable harm to the non-breaching party for which the award of money damages may be inadequate. The parties therefore agree that in the event of any breach of this provision, the non-breaching party shall be entitled to seek injunctive relief in addition to seeking any other remedy provided in this Agreement or available at law.

14.

Limitation on Damages.

In no event will either party be liable for any indirect, incidental, special, consequential or punitive damages under or in relation to this Agreement, except with respect to damages arising out of or related to a party’s breach of its confidentiality obligations hereunder or to the extent Licensee exceeds the scope of the rights granted under Section 2 hereof.

15.

Notices.

All notices to be given or payments made hereunder shall be in writing and personally delivered or sent by a nationally recognized overnight delivery system which maintains a record of pickups and deliveries or by registered or certified mail, postage prepaid, addressed to the respective signatories set forth below at the addresses first set forth above.

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16.

Entire Understanding and Counterparts.

This Agreement contains the entire understanding of the parties hereto relating to the subject matter herein contained and supersedes any and all prior agreements or understandings relating to the subject matter hereof. This Agreement may not be modified or amended except by a writing signed by the party sought to be charged therewith. Without limiting the generality of the foregoing, any material verbal communications with respect to System technical matters must be confirmed by both parties in writing within forty-eight (48) hours after such verbal communication in order to be effective or capable of being relied upon. This Agreement may be executed in counterparts, each of which shall constitute an original but both of which shall constitute the same instrument.

17.

No Waiver.

No waiver by either party, whether express or implied, of any provision of this Agreement or of any breach or default by either party, shall constitute a continuing waiver or a waiver of any other provision of this Agreement, and no waiver by either party shall prevent such party from enforcing any and all provisions of this Agreement to the extent not waived or from acting upon the same or any subsequent breach or default of the other party. No waiver of any provision hereunder shall he effective unless it is in writing signed by the party against whom enforcement of such waiver may be sought.

18.

Severability.

The provisions set forth in this Agreement shall be considered to be severable and independent of each other. In the event that any provision of this Agreement shall be determined in any jurisdiction to be unenforceable, such determination shall not be deemed to affect the enforceability of any other provision and the parties agree that any court making such a determination is hereby requested and empowered to modify such provision and to substitute for such unenforceable provision such limitation or provision of a maximum scope as the court then deems reasonable and judicially enforceable and the parties agree that such substitute provision shall be as enforceable in said jurisdiction as if set forth initially in this Agreement. Any such substitute provision shall be applicable only in the jurisdiction in which the original provision was determined to be unenforceable.

19.

Relationship of the Parties.

Except as expressly provided in this Agreement, neither party shall have any right or authority whatsoever to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other party or to bind the

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other party in any manner, and any action or conduct of a party in breach of this provision shall be the sole responsibility and liability of such party.

Neither the execution nor the delivery of this Agreement, nor anything contained herein, shall create or be deemed to create a partnership or joint venture between the parties.  Each of the parties shall at all times remain an independent contractor.

20.

Survival.

The obligations of the parties hereto under Sections 4, 5 (with respect to outstanding payments and books of record), 6, 7, 8(a) and 11-24 shall survive the expiration or termination of this Agreement.

21.

Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assignees.  Licensee may assign all of its rights and obligations without such prior written consent to a subsidiary or entity under common equity control with Licensee or an entity that acquires all or substantially all of its assets or to any successor in a merger, internal reorganization or consolidation, liquidation or other acquisition; provided that any such successor first agrees in writing to be bound by the terms and conditions of this Agreement and Licensor is provided prior written notice of the assignment. Licensor shall have the right to freely transfer Licensor’s rights and obligations hereunder.

22.

Insurance.

(a)

During the Term for a period of one year after expiration or termination of this Agreement, Licensee will maintain, at its own expense, in full force and effect, with a responsible insurance carrier such product liability and other insurance as is customary for a business of the type, nature and size of Licensee and reasonably acceptable to Licensor, naming Licensor as an additional insured. Such policy shall provide for fifteen (15) business days’ notice to Licensor in the event of any modification, cancellation or termination thereof. From time to time upon reasonable request by Licensor, Licensee shall, promptly furnish or cause to be furnished to Licensor a certificate evidencing the insurance required herein.

23.

Governing Law.

This Agreement and all matters related thereto shall be construed and interpreted under and in accordance with substantive laws of the Province of British Columbia without regard to conflicts of law principles.

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24.

Arbitration.

Arbitration

(a)

All disputes arising out of or in connection with this contract, or in respect of any defined legal relationship associated therewith or derived there from, shall be referred to and finally resolved by

Arbitration under the International Commercial Arbitration Rules of Procedure of the British Columbia International Commercial

Arbitration Centre.

(i)

The appointing authority shall be the British Columbia International Commercial Arbitration Centre.

(ii)

The case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its Rules.

(iii)

The place of arbitration shall be Vancouver, British Columbia, Canada.

(b)

Arbitration Rules.  The parties shall appoint three arbitrators, with one arbitrator  selected by each party and the third arbitrator selected by the Canadian Arbitration Association (hereinafter, “CAA”). The arbitration shall be conducted in accordance with the rules, regulations, and procedures of the CAA, and the decision of the arbitration shall be final and binding on both parties. Such arbitration shall be held in Vancouver, BC and shall be conducted in the English language. The decision of the arbitration panel may be entered and enforced in any court of competent jurisdiction. All costs associated with the arbitration and imposed by the arbitrators shall be borne equally by each party unless the arbitration panel holds that the arbitration was requested in bad faith, in which case, the requesting party shall bear all costs associated with the arbitration and imposed by the arbitrators. Further, each party shall be responsible for its own attorney’s fees and other professional fees incurred in connection with the arbitration, regardless of the outcome, unless the arbitration panel holds that the arbitration was requested in bad faith, in which case, the requesting party shall pay both parties’ attorney and professional fees associated with the arbitration.

(c)

Notwithstanding the foregoing, nothing herein shall prevent either party  from seeking, and both parties shall at all times have the right to seek, at their option in lieu of arbitration, in order to protect their patents, copyrights, trademarks, trade names, trade secrets and/or any other Confidential Information and/or proprietary information, such remedies through the courts, at law in equity, or otherwise as is deemed necessary or desirable, including without limitation, injunctive relief.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Effective Date.

Signed in the presence of:

)

)

___________________________

)

Silicon South Inc.

Witness

)

by its authorized signatory

)

___________________________

)

_______________________

Address

)

/s/ Brian L. Hauff, President/Director

)

___________________________

)

Occupation

)

Signed in the presence of:

)

)

___________________________

)

ECOfluid Systems Inc.

Witness

)

by its authorized signatory

)

___________________________

)

Address

)

______________________

)

/s/ Karel V. Galland, President

___________________________

)

Occupation

)

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Schedule A: Licensor Patent and Trademarks

USBF

USBF is a Trademark registered to ECOfluid Systems Inc. by the Canadian Intellectual Property Office (Reg. No. TMA563,928, File No. 1035867) and the United States Patent and Trademark Office (Reg. No. 2,787,937) for mechanical, chemical and biological wastewater purification and treatment units: Wastewater purification and treatment systems comprised of upflow sludge blanket filtration and single sludge denitrification and rheologic thickening.

IN Class 11 (U.S. CLS 13, 21, 23, 31 and 34).

United States Patent

Patent NO.: US 7,270,750 B2

Date of Patent: Sep. 18, 2007

(54) CLARIFIER RECYCLE SYSTEM DESIGN FOR USE IN WASTEWATER TREATMENT SYSTEM (75)

A recycle system for use in a waste treatment facility utilizing either partially fluidized or combined fluidized bed filtration principles comprising the use of discrete passage-ways to allow flow between the bottom of the clarifier and the aeration compartment, a baffle positioned between bub-blers in the aeration compartment and the clarifier openings, and a conduit positioned in the clarifier to provide flow between the clarifier and the anoxic compartment that helps prevent the formation of settled sludge pockets, allows for almost complete evacuation of the solids during “no flow” conditions, and improves on other inefficient conditions inherent in treatment systems using prior art recycle designs.

Schedule B: Included Components of the System

1.

Sludge Blanket Filter(s) (Clarifiers)

2.

Main Air Blowers

3.

RAS Air Blowers, or RAS Pumps whichever applicable

4.

Aeration Diffusers

5.

Mixers

6.

RAS Pumps

7.

Complete Package Plants